As filed with the Securities and Exchange Commission on August 2, 2005
Registration No. 333-126856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

AMENDMENT No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADSOUTH PARTNERS, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	7310	68-0448219
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, FL 33432, (561) 750-0410
(Address and telephone number of Principal Executive Offices)

1515 N. Federal Highway, Suite 418, Boca Raton, FL 33432
(Address of principal place of business)

Mr. Anton Lee Wingeier, Chief Financial Officer
Adsouth Partners, Inc.
1515 N. Federal Highway, Suite 418
Boca Raton, FL 33432
Telephone: (561) 750-0410
Fax: (561) 750-0420
(Name, address and telephone number of agent for service)

Please send a copy of all communications to:
Asher S. Levitsky P.C.
Esanu Katsky Korins & Siger, LLP
605 Third Avenue
New York, NY 10158
Telephone: (212) 716-3239
Fax: (212) 716-3338

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 2nd day of August, 2005.

ADSOUTH PARTNERS, INC.

By:	/s/ John Cammarano, Jr.
John Cammarano, Jr. Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Cammarano, Jr.	Chairman, Chief Executive Officer	August 2, 2005
John Cammarano, Jr.	and Director
(Principal Executive Officer)

/s/ Anton Lee Wingeier	Chief Financial Officer	August 2, 2005
Anton Lee Wingeier	and Director
(Principal Financial
and Accounting Officer)

II-1